    As filed with the Securities and Exchange Commission on February 4, 1997
                                                      Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  VIASAT, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                    33-0174996
     (State or other jurisdiction                       (I.R.S. Employer
    of incorporation or organization)                  Identification No.)


                                2290 COSMOS COURT
                           CARLSBAD, CALIFORNIA 92009
                                 (619) 438-8099
          (Address of principal executive offices, including zip code, and telephone number)

               THE 1996 EQUITY PARTICIPATION PLAN OF VIASAT, INC.

                  THE VIASAT, INC. EMPLOYEE STOCK PURCHASE PLAN

                       VIASAT, INC. 1993 STOCK OPTION PLAN

                            (Full title of the plans)

                   MARK D. DANKBERG                          Copies to:
                CHAIRMAN, PRESIDENT AND                THOMAS A. EDWARDS, ESQ.
                CHIEF EXECUTIVE OFFICER                   LATHAM & WATKINS
                      VIASAT, INC.                         701 "B" STREET
                    2290 COSMOS COURT                        SUITE 2100
               CARLSBAD, CALIFORNIA 92009            SAN DIEGO, CALIFORNIA 92101
                     (619) 438-8099                        (619) 236-1234
(Name, address, including zip code, and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                             Amount        Proposed Maximum      Proposed Maximum            Amount of
       Title of Securities                    to be         Offering Price      Aggregate Offering         Registration
        to be Registered                  Registered(1)        Per Share               Price                    Fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value....          1,358,472             (2)             $10,691,070.05             $3,240.00
=======================================================================================================================

(1) A maximum of 750,000 shares of common stock were reserved for issuance under The 1996 Equity Participation Plan of ViaSat, Inc. (the "1996 Equity Participation Plan") and a maximum of 250,000 shares of common stock were reserved for issuance under The ViaSat, Inc. Employee Stock Purchase Plan (the "Employee Stock Purchase Plan"). All shares reserved for issuance under the 1996 Equity Participation Plan and the Employee Stock Purchase Plan are being registered hereunder. Options to purchase an aggregate of 358,472 shares of common stock are outstanding under the ViaSat, Inc. 1993 Stock Option Plan (the "1993 Stock Option Plan"), all of which are also being registered hereunder.

(2) This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, and is determined according to the following offering price information: (i) under the 1996 Equity Participation Plan 30,000 shares of common stock are subject to outstanding options with an exercise price of $9.00 per share, 50,000 shares of common stock are subject to outstanding options with an exercise price of $10.75 per share and the remaining 670,000 shares of common stock are reserved for issuance upon exercise of options, rights and other awards to be granted in the future; (ii) under the Employee Stock Purchase Plan all 250,000 shares of common stock are reserved for issuance upon exercise of options to be granted in the future; and (iii) under the

     1993 Stock Option Plan 17,824 shares of common stock are subject to outstanding options with an exercise price of $0.34 per share, 44,097 shares of common stock are subject to outstanding options with an exercise price of $0.48 per share, 57,943 shares of common stock are subject to outstanding options with an exercise price of $0.82 per share, 99,597 shares of common stock are subject to outstanding options with an exercise price of $1.36 per share, 18,338 shares of common stock are subject to outstanding options with an exercise price of $1.50 per share, 102,335 shares of common stock are subject to outstanding options with an exercise price of $4.09 per share and 18,338 shares of common stock are subject to outstanding options with an exercise price of $4.50 per share. Pursuant to Rule 457(h), for all shares of common stock being registered hereunder with an exercise price which cannot be presently determined (670,000 shares of common stock under the 1996 Equity Participation Plan and 250,000 shares of common stock under the Employee Stock Purchase Plan), the Proposed Maximum Offering Price Per Share is $9.94 per share of common stock, which is based on the average of the high and low prices for the Company's common stock as reported on the Nasdaq National Market on January 31, 1997.


                                  Page 2 of 11
                             Exhibit Index on Page 8

                                     PART I

ITEM 1.  PLAN INFORMATION.

     Not required to be filed with this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Not required to be filed with this Registration Statement.


                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by ViaSat, Inc., a Delaware corporation (the "Company"), are hereby incorporated by reference in this Registration Statement:

     (a) The final prospectus used in connection with the Company's initial public offering of the Company's common stock, par value $.0001 per share (the "Common Stock"), as filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), on December 3, 1996;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the Company's fiscal year ended March 31, 1996; and

     (c) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A, as filed with the Commission on November 20, 1996.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date this Registration Statement is filed with the Commission and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") gives Delaware corporations broad powers to indemnify their present and former directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending or completed actions, suits or proceedings to which they are parties or are threatened to be made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and permits a corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or otherwise.

     The Company's Amended and Restated Certificate of Incorporation provides that a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for breaches of the director's duty of loyalty to the Company or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, liabilities for unlawful payment of dividends, unlawful stock purchases and redemptions and transactions from which the director derives an improper personal benefit.

     As permitted by Section 145 of the DGCL, Article III, Section 13, of the By-Laws of the Company provides, in general, for the indemnification by the Company of its directors, officers, employees and agents (including officers and directors serving another corporation, partnership, joint venture, trust or other enterprise in any capacity at the Company's request), against liabilities and expenses incurred in connection with actions, suits or proceeds brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, provided that such person acted in good faith and in a manner that such person reasonably believed was in the best interests of the Company or its stockholders. Indemnification is not available under Article III, Section 13, with respect to any claim, issue or matter in which such person is adjudicated to be liable to the Company unless and only to the extent that a court determines otherwise.

     Policies of insurance may be obtained and maintained by the Company under which its directors and officers will be insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     See Exhibit Index on page 8 hereof.

ITEM 9.  UNDERTAKINGS.

    (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this

Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on January 31, 1997.

                         ViaSat, Inc.

                         By: /s/ MARK D. DANKBERG
                             ---------------------------------------------------
                                 Mark D. Dankberg
                                 Chairman, President and Chief Executive Officer

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes Mark D. Dankberg and Gregory D. Monahan, and either of them, with full power of substitution and resubstitution, his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the Commission.

          Signature                          Title                            Date
          ---------                          -----                            ----

/s/ MARK D. DANKBERG               Chairman, President and Chief         January 31, 1997
-----------------------------      Executive Officer (Principal
Mark D. Dankberg                   Executive Officer)


/s/ GREGORY D. MONAHAN             Vice President, Chief Financial       January 31, 1997
-----------------------------      Officer and General Counsel
Gregory D. Monahan                 (Principal Financial Officer and
                                   Principal Accounting Officer)

/s/ ROBERT W. JOHNSON              Director                              January 31, 1997
-----------------------------
Robert W. Johnson

/s/ JEFFREY M. NASH                Director                              January 31, 1997
-----------------------------
Jeffrey M. Nash

/s/ B. ALLEN LAY                   Director                              January 31, 1997
-----------------------------
B. Allen Lay

                                  EXHIBIT INDEX

EXHIBIT                                                                  PAGE
-------                                                                  ----

4.1        The 1996 Equity Participation Plan of ViaSat, Inc. (the        ---
           "1996 Equity Participation Plan"). (Incorporated by
           reference to Exhibit 10.8 to the Company's Registration
           Statement on Form S-1 (File No. 333-13183) filed with the
           Commission on October 1, 1996, as amended by Amendment No.
           1 filed with the Commission on November 5, 1996, Amendment
           No. 2 filed with the Commission on November 20, 1996 and
           Amendment No. 3 filed with the Commission on November 22,
           1996 (the "Registration Statement on Form S-1".)

4.2        Form of Incentive Stock Option Agreement under the 1996        ---
           Equity Participation Plan. (Incorporated by reference to
           Exhibit 10.9 to the Company's Registration Statement on
           Form S-1.)

4.3        Form of Nonqualified Stock Option Agreement under the 1996     ---
           Equity Participation Plan. (Incorporated by reference to
           Exhibit 10.10 to the Company's Registration Statement on
           Form S-1.)

4.4        The ViaSat, Inc. Employee Stock Purchase Plan. (Incorporated   ---
           by reference to Exhibit 10.11 to the Company's Registration
           Statement on Form S-1.)

4.5        ViaSat, Inc. 1993 Stock Option Plan (the "1993 Stock Option    ---
           Plan"). (Incorporated by reference to Exhibit 10.5 to the
           Company's Registration Statement on Form S-1.)

4.6        Form of Incentive Stock Option Agreement under the 1993 Stock  ---
           Option Plan. (Incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-1.)

4.7        Form of Nonqualified Stock Option Agreement under the 1993     ---
           Stock Option Plan. (Incorporated by reference to Exhibit
           10.7 to the Company's Registration Statement on Form S-1.)

5.1        Opinion of Latham & Watkins.                                     9

23.1       Consent of Price Waterhouse LLP.                                11

23.2       Consent of Latham & Watkins (included in Exhibit 5.1 hereto).  ---

24.1       Power of Attorney (included on signature page hereto).         ---